Exhibit 99.1

NEWS RELEASE For Immediate Release 10/17/11 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax : (715) 424-3414 Email : pr@renlearn.com

2911 Peach Street • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc.’s Merger Agreement Receives Approval of Shareholders

WISCONSIN RAPIDS, WI — October 17, 2011 — Renaissance Learning, Inc. (Nasdaq: RLRN), a leading provider of technology-based school improvement and student assessment programs for K-12 schools, announced today that its shareholders approved the agreement and plan of merger dated August 15, 2011, as amended, among Renaissance Learning and affiliates of the Permira Funds.  Renaissance Learning and the Permira Funds intend to close the transaction on October 19, 2011.

About the Transaction

Under the terms of the merger agreement, Terrance and Judith Paul and affiliates and members of their family will receive $15.00 per share in cash, and all other shareholders of Renaissance Learning will receive $16.60 per share in cash, for an aggregate purchase price of approximately $455.0 million.  Upon completion of the merger, shareholders will receive a letter of transmittal from Renaissance Learning’s transfer agent for them to complete and return with their stock certificates to obtain their per share merger consideration.

About Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of technology-based school improvement and student assessment programs for K12 schools.  Adopted by approximately 70,000 schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products and school improvement programs help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products and programs accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada and the United Kingdom.

About Permira

Permira is a European private equity firm with global reach.  The Permira funds, raised from pension funds and other institutions, make long-term investments in companies with the ambition of transforming their performance and driving sustainable growth.

Founded in 1985, the firm advises funds with a total committed capital of approximately $30 billion.  Over the past 26 years the Permira funds have made nearly 200 private equity investments, over 30% of which have been in the core sector of Technology, Media & Telecom (“TMT”).  The Permira funds portfolio in TMT includes market-leading software providers, online commerce vendors, and digital content production and distribution companies, among others.  With offices in New York and Menlo Park, Permira has had a presence in North America since 2002.  Renaissance Learning represents the second North American investment for the Permira funds in 2011.

For more information visit:  www.permira.com

Forward-Looking Statements

This news release contains forward-looking statements that involve risk and uncertainties.  Such statements constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  For example, Renaissance Learning may not be able to complete the proposed merger with affiliates of the Permira Funds on the terms described in the amended merger agreement, as amended, or other acceptable terms or at all because of a number of factors, including the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in Renaissance Learning’s filings with the Securities and Exchange Commission, including Renaissance Learning’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  Renaissance Learning expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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